UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):    May 7, 2024
BENSON HILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39835	85-3374823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1001 North Warson Rd, Ste 300
St. Louis, Missouri 63132
(Address of principal executive offices)
(314) 222-8218
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	BHIL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth under Item 2.03 of this report is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.
On May 9, 2024, Benson Hill, Inc. (the “Company”) issued a press release reporting the financial results of the Company for the quarter ended March 31, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference. In conjunction with the press release, the Company has posted a shareholder letter to its website (bensonhill.com) and a copy of the shareholder letter is attached hereto as Exhibit 99.2 and is incorporated herein in its entirety by reference.
Limitation on Incorporation by Reference. The information furnished in this Item 2.02, including the press release attached hereto as Exhibit 99.1 and the shareholder letter attached hereto as Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended or the Exchange Act, except as set forth by specific reference in such a filing.
Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release and shareholder letter attached as Exhibits 99.1 and 99.2 hereto, the press release and shareholder letter contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release and shareholder letter, respectively, regarding these forward-looking statements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On May 7, 2024, the Company’s indirect wholly-owned subsidiary Dakota Dry Bean Inc. (“DDB”) amended and restated its existing credit facility with First National Bank of Omaha (“FNBO”). The amended credit facility (the “FNBO Loans”) provides for:
(1) a revolving credit facility from FNBO to DDB in the maximum aggregate amount of $6 million, bearing interest at a floating rate equal to the prime rate plus 1/4%, with accrued interest payable monthly, and with a maturity date of December 1, 2024, and
(2) a term loan facility from FNBO to DDB in the amount of $15.8 million, bearing interest at a floating rate equal to the prime rate plus 1%, with quarterly principal payments in the amount of $395,000 each, with accrued interest payable quarterly, and maturing on April 1, 2029.
DDB’s obligations under the FNBO Loans are secured by a limited guaranty from the Company’s direct wholly-owned subsidiary Benson Hill Holdings, Inc. (the “Guarantor”), limited to $8 million in guaranteed obligations. DDB’s obligations under the FNBO Loans are also secured by a first lien security interest granted by DDB to FNBO in collateral consisting of all of DDB’s right, title and interest in all DDB personal property assets and any proceeds of such assets, and by first priority mortgages of all of DDB’s right, title and interest in all DDB owned real property assets and improvements thereon.
The FNBO Loans contain affirmative and negative covenants on the part of DDB, including financial covenants. Among the DDB financial covenants are minimum working capital, minimum tangible net worth, maximum cash flow leverage ratio, maximum fixed charge coverage ratio, maximum unfunded capital expenditures, and permitted distributions covenants. Under the permitted distributions covenant, DDB may make loans to the Guarantor not in excess of $10 million in the aggregate at any one time outstanding. The

FNBO Loans require the Guarantor to maintain a minimum cash balance, initially $7 million through December 31, 2025 and 50% of the term loan balance thereafter.
The foregoing description of the FNBO Loans does not purport to be complete and is qualified in its entirety by reference to the text of the First Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1†	First Amended and Restated Credit Agreement, dated as of May 7, 2024, by and between Dakota Dry Bean Inc. as Borrower and First National Bank of Omaha as Lender
99.1	Press Release, dated May 9, 2024
99.2	Shareholder Letter, dated May 9, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
†    Certain of the exhibits and schedules of this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENSON HILL, INC.

By:	/s/ Susan Keefe
Name: Susan Keefe
Title: Chief Financial Officer
Date: May 9, 2024